UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 7, 2011

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 567-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02                                             Results of Operations and Financial Condition.

On November 7, 2011, OmniVision Technologies, Inc. (“OmniVision”) issued a press release (the “Press Release”) revising revenues guidance for the second fiscal quarter ended October 31, 2011.  The full text of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.”  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01                                             Other Events.

The Press Release also announced that OmniVision’s Board of Directors has authorized a stock repurchase program under which OmniVision intends to repurchase up to $100 million of its outstanding common stock.  The full text of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1

Press Release, dated November 7, 2011 of OmniVision Technologies, Inc. revising revenues guidance for the second fiscal quarter ended October 31, 2011 and announcing its Board of Directors’ authorization of a program to repurchase up to $100 million of its outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ Shaw Hong
Shaw Hong President and Chief Executive Officer

Date:  November 10, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press Release, dated November 7, 2011 of OmniVision Technologies, Inc. revising revenues guidance for the second fiscal quarter ended October 31, 2011 and announcing its Board of Directors’ authorization of a program to repurchase up to $100 million of its outstanding common stock.